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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87343 of PNV.net, Inc. of our report dated August 27, 1999 (September 22, 1999 as to the fourth paragraph of Note 11), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida
October 25, 1999